As filed with the Securities and Exchange Commission on November 20, 2002

Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUN MICROSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State of Incorporation)	94-2805249 (I.R.S. Employer Identification Number)

4150 Network Circle
Santa Clara, California 95054
(650) 960-1300
(Address and telephone number of Registrant’s principal executive offices)

Sun Microsystems, Inc.
1990 Long Term Equity Incentive Plan
(Full Title of the Plan)

Scott G. McNealy
President, Chief Executive Officer
and Chairman of the Board
SUN MICROSYSTEMS, INC.
4150 Network Circle
Santa Clara, California 95054
(650) 960-1300
(Name, address and telephone number of agent for service)

COPY TO:

Katharine A. Martin, Esq.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Proposed Maximum	Maximum
	to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered	Per Share	Offering Price	Registration Fee

Common Stock, par value $0.00067 per share, issuable pursuant to the 1990 Long Term Equity Incentive Plan	120,000,000 shares	$3.64	$436,800,000	$40,186

(1)	The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. The average of the high and the low price per share on November 15 , 2002 was $ 3.64.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 15.1
EXHIBIT 23.2

     The contents of the Registrant’s Forms S-8 Registration Statements, Registration No. 33-38220, 33-56577, 333-01459, 333-67183, 333-90907, 333-49788 and 333-73218 filed on December 14, 1990, November 23, 1994, March 6, 1996, November 12, 1998, November 12, 1999, November 13, 2000 and November 13, 2001, respectively, relating to the 1990 Long Term Equity Incentive Plan are incorporated herein by reference.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit
Number	Documents

4.1	1990 Long Term Equity Incentive Plan, as amended September 17, 2002
5.1	Opinion of Counsel as to legality of securities being registered
15.1	Letter: Unaudited Interim Financial Information
23.1	Consent of Counsel (Contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Microsystems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 20th day of November 2002.

SUN MICROSYSTEMS, INC.

By:	/s/ Stephen T. McGowan Stephen T. McGowan, Chief Financial Officer and Executive Vice President, Corporate Resources

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott G. McNealy Scott G. McNealy	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 20, 2002

/s/ Stephen T. McGowan Stephen T. McGowan	Chief Financial Officer and Executive Vice President, Corporate Resources (Principal Financial Officer)	November 20, 2002

/s/ Kenneth A. Barker Kenneth A. Barker	Vice President and Corporate Controller (Principal Accounting Officer)	November 20, 2002

/s/ James L. Barksdale James L. Barksdale	Director	November 20, 2002

/s/ L. John Doerr L. John Doerr	Director	November 20, 2002

/s/ Judith L. Estrin Judith L. Estrin	Director	November 20, 2002

/s/ Robert J. Fisher Robert J. Fisher	Director	November 20, 2002

/s/ Michael E. Lehman Michael E. Lehman	Director	November 20, 2002

/s/ Robert L. Long Robert L. Long	Director	November 20, 2002

/s/ M. Kenneth Oshman M. Kenneth Oshman	Director	November 20, 2002

/s/ Naomi O. Seligman Naomi O. Seligman	Director	November 20, 2002

/s/ Lynn E. Turner Lynn E. Turner	Director	November 20, 2002

SUN MICROSYSTEMS, INC.
REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	1990 Long Term Equity Incentive Plan, as amended September 17, 2002
5.1	Opinion of Counsel as to legality of securities being registered
15.1	Letter: Unaudited Interim Financial Information
23.1	Consent of Counsel (Contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors

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